 Exhibit 32.2

Beacon Enterprise Solutions Group, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Beacon Enterprise Solutions Group, Inc. (the “Company”) certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

•	the quarterly report on Form 10-Q of the Company for the quarter ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2012	/s/ S. Scott Fitzpatrick
S. Scott Fitzpatrick

Principal Financial Officer